Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports

2023 Third-Quarter and Year-to-Date Financial Results

ARCHBOLD, OHIO, October 26, 2023, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2023 third quarter and year-to-date September 30, 2023.

2023 Third Quarter Financial and Operating Highlights (on a year-over-year basis unless noted):

•
82 consecutive quarters of profitability
•
Net income was $4.8 million, or $0.35 per basic and diluted share
•
Stockholders’ equity increased 8.1% to $303.2 million
•
Regulatory tangible book value per share increased 2.8% to $18.36 per share
•
Total loans were a record of $2.53 billion and increased 7.2% from $2.36 billion at December 31, 2022
•
Total assets increased 16.2% to a record $3.23 billion
•
Deposits increased 4.3% to a record $2.58 billion
•
Asset quality remains strong as nonperforming loans were 0.89% of total loans
•
Net charge-offs to average loans were 0.00%
•
Allowance for credit losses was 112.61% of nonperforming loans
•
Tier 1 leverage ratio decreased to 8.02% from 9.11% last year
•
Strategic investments to support long-term growth continue as F&M has opened new offices, unveiled new branding and a new logo, launched new deposit products, and implemented new features across its website and online banking platform

Lars B. Eller, President and Chief Executive Officer, stated, “Throughout 2023, we have been focused on executing against our strategic growth plan, while simultaneously navigating a challenging banking environment. I am pleased with the progress we are making as F&M opened two full-service offices in Oxford and Toledo, Ohio last quarter and since the end of the third quarter, the Bank has opened additional offices in Fort Wayne, Indiana and Birmingham, Michigan. We have also recently launched a new shared services group formation, invested in new internal audit and marketing capabilities, and restructured our HR department.”

Mr. Eller continued, “With most of the planned investments behind us, we are focused on scaling our new offices by expanding relationships within these new and existing markets. Early indications are encouraging and reflect F&M’s strong team of local bankers. As a result of our efforts across our new and existing offices, third-quarter deposits increased 4.3% from the second quarter to a record $2.58 billion, which included a 3.3% increase in non-interest-bearing deposits. We expect future deposit growth over the next quarters as our growth strategies accelerate and we benefit from new checking accounts that have been opened since the start of the year.”

Income Statement

Net income for the 2023 third quarter ended September 30, 2023, was $4.8 million, compared to $9.0 million for the same period last year. Net income per basic and diluted share for the 2023 third quarter was $0.35, compared to $0.68 for the same period last year. Net income for the 2023 nine months ended September 30, 2023, was $17.2 million, compared to $25.3 million for the same period last year. Net income per basic and diluted share for the 2023 nine months was $1.26, compared to $1.94 for the same period last year.

“The rapid rise in the Federal Funds Rate continued to impact our cost of funds and increase the competition for deposits. As a result, our cost of interest-bearing liabilities has increased to 2.82% at September 30, 2023, from 0.68% at September 30, 2022. Our loan portfolio has also lagged in capturing sufficient yield to match the higher cost of funds mainly due to the timing to reprice our commercial real estate adjustable-rate mortgages. 13.3% of the loan portfolio will be subject to repricing next quarter with 22.3% subject to repricing in the next twelve months. These trends during the third quarter caused a 12.9% year-over-year decline in net interest income and impacted overall profitability. As we navigate a challenging rate environment over the near term, we continue to believe we are well positioned for net income growth to re-accelerate in 2024 and beyond, as we benefit from continued strong asset quality, and the contribution of our growth initiatives,” continued Mr. Eller.

Deposits

At September 30, 2023, total deposits were $2.58 billion, an increase of 12.8% from September 30, 2022, and an increase of 4.3% from December 31, 2022. The Company’s cost of interest-bearing liabilities was 2.82% for the quarter ended September 30, 2023, compared to 0.68% for the quarter ended September 30, 2022, and 1.32% for the quarter ended December 31, 2022.

At September 30, 2023, F&M’s average deposit account had an average balance of $25,426. In addition, uninsured deposits to total deposits were approximately 9.1% for the quarter ended September 30, 2023, and the percentage of uninsured by the FDIC was 18.84%.

Loan Portfolio and Asset Quality

Total loans, net at September 30, 2023, increased 18.1%, or by $3.87 million to $2.53 billion, compared to $2.14 billion at September 30, 2022, and up 7.2% from $2.36 billion at December 31, 2022. The year-over-year improvement resulted primarily from the contribution of continued organic loan growth and the completion of the Peoples acquisition. Not including the Peoples acquisition, total net loans increased 13.2% organically, or by $282.8 million from the same period a year ago.

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors. Nonperforming loans were $22.4 million, or 0.89% of total loans at September 30, 2023, compared to $5.5 million, or 0.26% at September 30, 2022. At September 30, 2023, nonperforming loans increased by $16.2 million from June 30, 2023, which was primarily due to one agricultural relationship where the Bank is well collateralized and does not foresee a loss.

F&M maintains a well-balanced, diverse and high performing CRE portfolio. CRE loans represented 51.6% of the Company’s total loan portfolio at September 30, 2023. In addition, F&M’s commercial real estate office credit exposure represented 5.1% of the Company's total loan portfolio at September 30, 2023, with a weighted average loan-to-value of approximately 64% and an average loan of $870,000.

F&M’s CRE portfolio included the following categories at September 30, 2023:

CRE Category	Dollar Balance	Percent of CRE Portfolio(*)	Percent of Total Loan Portfolio(*)
Multi-family	$ 241,804	18.5%	9.5%
Industrial	$ 228,644	17.5%	9.0%
Retail	$ 212,383	16.3%	8.4%
Hotels	$ 133,579	10.2%	5.3%
Office	$ 129,619	9.9%	5.1%
Gas Stations	$ 61,484	4.7%	2.4%
Food Service	$ 49,578	3.8%	2.0%
Mixed Use	$ 39,842	3.1%	1.6%
Senior Living	$ 35,788	2.7%	1.4%
Other	$ 171,387	13.1%	6.8%
Total CRE	$ 1,304,118	100.0%	51.4%

* Numbers have been rounded

At September 30, 2023, the Company’s allowance for credit losses to nonperforming loans was 112.61%, compared to 365.44% at September 30, 2022. The allowance to total loans was 1.00% at September 30, 2023, compared to 0.93% at September 30, 2022. As a result of F&M’s recent acquisitions, the Company had an accretable yield adjustment of $4.6 million at September 30, 2023, which further enhances F&M’s allowance, compared to $6.0 million at September 30, 2022. Including the accretable yield adjustment, F&M’s allowance for credit losses to total loans was 1.18% at September 30, 2023, compared to 1.21% at September 30, 2022.

Mr. Eller concluded, “At September 30, 2023, we saw nonperforming loans increase to 0.89% primarily due to one agricultural relationship where the Bank is well collateralized and does not foresee a loss. As we work through this credit, we are closely monitoring our loan portfolio for signs of stress, but overall, we expect our conservative credit culture and pricing will allow us to maintain excellent asset quality throughout various economic cycles. In addition, at September 30, 2023, we had the lowest level of loans over 30 days past due this year. While we continue to believe 2023 will be a transitional year, we believe we are well positioned to emerge from this period with increased market share and higher profitability and I look forward to reporting on our success in the coming quarters. Our financial performance ratios reflect the pressure on the net interest margin and the cost of the strategic investments we have made. We are cognizant of the short-term expense and are confident it will enable long-term gains.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 8.1% to $303.2 million at September 30, 2023, from $280.6 million at September 30, 2022. At September 30, 2023, the Company had a Tier 1 leverage ratio of 8.02%, compared to 9.11% at September 30, 2022.

Based on a regulatory basis, tangible stockholders’ equity increased to $250.9 million at September 30, 2023, compared to $234.1 million at September 30, 2022. On a per share basis, tangible stockholders’ equity at September 30, 2023, was $18.36 per share, compared to $17.86 per share at September 30, 2022.

For the nine months ended September 30, 2023, the Company has declared cash dividends of $0.63 per share, which is a 4.6% increase over the same period last year. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for over 28 consecutive years. For the nine months ended September 30, 2023, the dividend payout ratio was 60.07% compared to 30.45% for the same period last year.

About Farmers & Merchants State Bank:

Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) is the holding company of F&M Bank, a local independent community bank that has been serving its communities since 1897. F&M Bank provides commercial banking, retail banking and other financial services. Our locations are in Butler, Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Shelby, Williams, and Wood counties in Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben and Wells counties. The Michigan footprint includes Oakland County, and F&M has Loan Production Offices in West Bloomfield, Michigan; Muncie, Indiana; and Bryan, Ohio.

Safe Harbor Statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information. For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
Interest Income
Loans, including fees	$33,783	$31,365	$29,703	$27,302	$24,119	$94,851	$66,962
Debt securities:
U.S. Treasury and government agencies	1,005	1,030	1,068	1,118	1,049	3,103	3,107
Municipalities	392	401	408	420	373	1,201	995
Dividends	246	148	123	126	93	517	192
Federal funds sold	6	9	21	2	-	36	19
Other	927	424	479	524	213	1,830	382
Total interest income	36,359	33,377	31,802	29,492	25,847	101,538	71,657
Interest Expense
Deposits	13,323	10,434	8,151	4,978	2,166	31,908	4,905
Federal funds purchased and securities sold under agreement to repurchase	349	427	405	463	416	1,181	734
Borrowed funds	2,741	2,113	1,280	1,209	398	6,134	951
Subordinated notes	284	285	284	285	284	853	837
Total interest expense	16,697	13,259	10,120	6,935	3,264	40,076	7,427
Net Interest Income - Before Provision for Credit Losses*	19,662	20,118	21,682	22,557	22,583	61,462	64,230
Provision for Credit Losses - Loans*	460	143	817	755	1,637	1,420	3,845
Provision for Credit Losses - Off Balance Sheet Credit Exposures*	(76)	(129)	62	-	-	(143)	-
Net Interest Income After Provision for Credit Losses*	19,278	20,104	20,803	21,802	20,946	60,185	60,385
Noninterest Income
Customer service fees	2,208	2,361	2,447	2,862	2,300	7,016	7,096
Other service charges and fees	1,162	1,803	2,554	1,115	1,105	5,519	3,111
Net gain on sale of loans	294	108	67	165	327	469	1,188
Net loss on sale of available-for-sale securities	-	-	(891)	-	-	(891)	-
Total noninterest income	3,664	4,272	4,177	4,142	3,732	12,113	11,395

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME (continued)

(Unaudited) (in thousands of dollars, except per share data)

Noninterest Expense
Salaries and wages	6,777	6,500	6,657	6,353	5,479	19,934	16,347
Employee benefits	2,066	2,071	2,165	1,911	1,392	6,302	4,992
Net occupancy expense	950	840	856	753	693	2,646	1,813
Furniture and equipment	1,189	1,211	1,252	1,096	1,047	3,652	3,111
Data processing	840	796	726	1,917	781	2,362	2,039
Franchise taxes	434	379	366	(45)	254	1,179	1,429
ATM expense	640	683	623	561	580	1,946	1,656
Advertising	865	830	514	531	578	2,209	1,115
Net (gain) loss on sale of other assets owned	49	-	-	12	-	49	(271)
FDIC assessment	586	496	306	250	271	1,388	655
Mortgage servicing rights amortization - net	106	164	159	110	(50)	429	35
Consulting fees	179	231	230	637	254	640	665
Other general and administrative	2,363	2,643	3,077	2,964	2,192	8,083	6,613
Total noninterest expense	17,044	16,844	16,931	17,050	13,471	50,819	40,199
Income Before Income Taxes	5,898	7,532	8,049	8,894	11,207	21,479	31,581
Income Taxes	1,121	1,531	1,583	1,706	2,253	4,235	6,254
Net Income	4,777	6,001	6,466	7,188	8,954	17,244	25,327
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for-sale securities	(4,514)	(5,996)	8,030	(628)	(8,197)	(2,480)	(43,738)
Reclassification adjustment for realized loss on sale of available-for-sale securities	-	-	891	-	-	891	-
Net unrealized gain (loss) on available-for-sale for-sale securities	(4,514)	(5,996)	8,921	(628)	(8,197)	(1,589)	(43,738)
Tax expense (benefit)	(947)	(1,260)	1,874	(132)	(1,721)	(333)	(9,185)
Other comprehensive income (loss)	(3,567)	(4,736)	7,047	(496)	(6,476)	(1,256)	(34,553)
Comprehensive Income (Loss)	$1,210	$1,265	$13,513	$6,692	$2,478	$15,988	$(9,226)
Basic Earnings Per Share	$0.35	$0.44	$0.47	$0.53	$0.68	$1.26	$1.94
Diluted Earnings Per Share	$0.35	$0.44	$0.47	$0.53	$0.68	$1.26	$1.94
Dividends Declared	$0.2100	$0.2100	$0.2100	$0.2100	$0.2100	$0.6300	$0.6025

(2) ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$151,711	$69,760	$62,780	$83,085	$69,680
Federal funds sold	1,471	1,433	1,545	1,324	990
Total cash and cash equivalents	153,182	71,193	64,325	84,409	70,670

Interest-bearing time deposits	2,989	3,485	4,435	4,442	5,187
Securities - available-for-sale	348,255	363,225	372,975	390,789	395,485
Other securities, at cost	16,995	17,535	11,543	9,799	8,227
Loans held for sale	1,039	1,459	951	827	2,182
Loans, net	2,504,329	2,490,883	2,422,018	2,336,074	2,122,626
Premises and equipment	31,723	30,398	28,679	28,381	26,484
Construction in progress	3,044	2,290	1,565	278	-
Goodwill	86,358	86,358	86,358	86,358	80,434
Loan servicing rights	5,687	5,635	4,985	3,549	3,583
Bank owned life insurance	33,691	33,470	33,269	33,073	28,051
Other assets	47,388	41,512	38,972	37,372	40,831
Total Assets	$3,234,680	$3,147,443	$3,070,075	$3,015,351	$2,783,760

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$505,358	$488,678	$520,145	$532,794	$506,928
Interest-bearing
NOW accounts	778,133	770,113	800,230	750,887	705,888
Savings	591,344	581,192	590,854	627,203	607,375
Time	700,445	628,757	601,939	557,980	462,845
Total deposits	2,575,280	2,468,740	2,513,168	2,468,864	2,283,036

Federal funds purchased and securities sold under agreements to repurchase	30,527	51,567	30,496	54,206	55,802
Federal Home Loan Bank (FHLB) advances	266,286	266,818	164,327	127,485	102,147
Other borrowings	-	-	-	10,000	10,000
Subordinated notes, net of unamortized issuance costs	34,673	34,644	34,615	34,586	34,557
Dividend payable	2,838	2,834	2,831	2,832	2,727
Accrued expenses and other liabilities	21,892	18,177	18,881	19,238	14,913
Total liabilities	2,931,496	2,842,780	2,764,318	2,717,211	2,503,182

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 14,564,425 shares 9/30/23 and 12/31/22	135,171	135,647	135,241	135,497	121,811
Treasury stock - 898,843 shares 9/30/23 and 956,003 shares 12/31/22	(11,008)	(11,298)	(11,310)	(11,573)	(11,547)
Retained earnings	218,510	216,236	213,012	212,449	208,051
Accumulated other comprehensive loss	(39,489)	(35,922)	(31,186)	(38,233)	(37,737)
Total stockholders' equity	303,184	304,663	305,757	298,140	280,578
Total Liabilities and Stockholders' Equity	$3,234,680	$3,147,443	$3,070,075	$3,015,351	$2,783,760

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended					For the Nine Months Ended
Selected financial data	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	September 30, 2023	September 30, 2022
Return on average assets	0.59%	0.77%	0.84%	0.96%	1.31%	0.73%	1.25%
Return on average equity	6.26%	7.84%	8.59%	10.00%	12.53%	7.52%	11.72%
Yield on earning assets	4.79%	4.53%	4.41%	4.18%	4.00%	4.57%	3.76%
Cost of interest bearing liabilities	2.82%	2.35%	1.85%	1.32%	0.68%	2.35%	0.53%
Net interest spread	1.97%	2.18%	2.56%	2.86%	3.32%	2.22%	3.23%
Net interest margin	2.59%	2.73%	3.01%	3.20%	3.49%	2.77%	3.37%
Efficiency	73.07%	69.06%	63.53%	50.46%	51.19%	68.24%	53.16%
Dividend payout ratio	60.07%	47.22%	43.79%	39.39%	30.45%	49.50%	40.58%
Tangible book value per share (1)	$18.36	$18.21	$17.92	$17.69	$17.86
Tier 1 leverage ratio	8.02%	9.85%	8.36%	8.39%	9.11%
Average shares outstanding	13,650,823	13,632,440	13,615,655	13,606,876	13,083,145	13,633,101	13,071,859

(1) Tangible Equity = Stockholder Equity less goodwill, other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities) plus CECL adjustment

Loans	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
(Dollar amounts in thousands)
Commercial real estate	$1,304,118	$1,280,902	$1,225,315	$1,152,603	$1,063,661
Agricultural real estate	225,672	230,837	227,897	220,819	205,089
Consumer real estate	512,973	506,866	502,974	494,423	416,001
Commercial and industrial	250,891	253,444	241,598	242,360	229,388
Agricultural	123,735	128,344	131,467	128,733	128,615
Consumer	83,024	88,312	89,588	89,147	70,602
Other	31,083	28,996	29,316	29,818	30,662
Less: Net deferred loan fees and costs	(1,890)	(1,908)	(1,503)	(1,516)	(1,402)
Total loans, net	$2,529,606	$2,515,793	$2,446,652	$2,356,387	$2,142,616

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA (continued)

Asset quality data	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
(Dollar amounts in thousands)
Nonaccrual loans	$22,447	$6,295	$7,717	$4,689	$5,470
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$22,447	$6,295	$7,717	$4,689	$5,470
Other real estate owned	$-	$-	$-	$-	$-
Nonperforming assets	$22,447	$6,295	$7,717	$4,689	$5,470

Allowance for credit losses(2)	$25,277	$24,910	$24,507	$20,313	$19,990
Accretable yield adjustment	4,565	5,209	5,754	6,427	5,959
Adjusted credit losses with accretable yield included(2)	$29,842	$30,119	$30,261	$26,740	$25,949
Allowance for credit losses/ total loans(2)	1.00%	0.99%	1.00%	0.86%	0.93%
Adjusted credit losses with accretable yield/total loans(2)	1.18%	1.20%	1.24%	1.13%	1.21%
Net charge-offs:
Quarter-to-date	$93	$(133)	$60	$431	$71
Year-to-date	$97	$(73)	$60	$529	$97
Net charge-offs to average loans
Quarter-to-date	0.00%	-0.01%	0.00%	0.02%	0.00%
Year-to-date	0.00%	0.00%	0.00%	0.03%	0.00%
Nonperforming loans/total loans	0.89%	0.25%	0.32%	0.20%	0.26%
Allowance for credit losses/ nonperforming loans(2)	112.61%	395.71%	319.22%	273.67%	365.44%

(2) ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	September 30, 2023			September 30, 2022
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,536,885	$33,783	5.33%	$2,082,486	$24,119	4.63%
Taxable investment securities	393,910	1,559	1.58%	422,250	1,426	1.35%
Tax-exempt investment securities	23,986	84	1.77%	25,169	89	1.79%
Fed funds sold & other	85,515	933	4.36%	58,266	213	1.46%
Total Interest Earning Assets	3,040,296	$36,359	4.79%	2,588,171	$25,847	4.00%

Nonearning Assets	180,193			150,044

Total Assets	$3,220,489			$2,738,215

Interest Bearing Liabilities:
Savings deposits	$1,367,168	$7,673	2.24%	$1,328,344	$1,586	0.48%
Other time deposits	667,880	5,650	3.38%	423,668	580	0.55%
Other borrowed money	266,467	2,741	4.11%	60,455	398	2.63%
Fed funds purchased & securities
sold under agreement to repurchase	34,128	349	4.09%	63,388	416	2.63%
Subordinated notes	34,654	284	3.28%	34,538	284	3.29%
Total Interest Bearing Liabilities	$2,370,297	$16,697	2.82%	$1,910,393	$3,264	0.68%

Noninterest Bearing Liabilities	544,801			542,077

Stockholders' Equity	$305,391			$285,745

Net Interest Income and Interest Rate Spread		$19,662	1.97%		$22,583	3.32%

Net Interest Margin			2.59%			3.49%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2023			September 30, 2022
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$2,470,770	$94,851	5.12%	$1,997,081	$66,962	4.47%
Taxable investment securities	396,917	4,544	1.53%	424,882	4,065	1.28%
Tax-exempt investment securities	24,865	277	1.88%	21,794	229	1.77%
Fed funds sold & other	67,869	1,866	3.67%	101,922	401	0.52%
Total Interest Earning Assets	2,960,421	$101,538	4.57%	2,545,679	$71,657	3.76%

Nonearning Assets	176,568			158,378

Total Assets	$3,136,989			$2,704,057

Interest Bearing Liabilities:
Savings deposits	$1,373,110	$18,854	1.83%	$1,315,793	$2,951	0.30%
Other time deposits	620,071	13,054	2.81%	439,534	1,954	0.59%
Other borrowed money	204,927	6,134	3.99%	54,184	951	2.34%
Fed funds purchased & securities
sold under agreement to repurchase	37,649	1,181	4.18%	42,584	734	2.30%
Subordinated notes	34,625	853	3.28%	34,509	837	3.23%
Total Interest Bearing Liabilities	$2,270,382	$40,076	2.35%	$1,886,604	$7,427	0.53%

Noninterest Bearing Liabilities	561,001			529,439

Stockholders' Equity	$305,606			$288,014

Net Interest Income and Interest Rate Spread		$61,462	2.22%		$64,230	3.23%

Net Interest Margin			2.77%			3.37%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Three Months Ended						For the Three Months Ended
	September 30, 2023						September 30, 2022
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$33,783	5.33%	$32,631	5.15%	$1,152	0.18%	$24,119	4.63%	$23,437	4.50%	$682	0.13%
Taxable investment securities	1,559	1.58%	1,559	1.58%	-	0.00%	1,426	1.35%	1,426	1.35%	-	0.00%
Tax-exempt investment securities	84	1.77%	84	1.77%	-	0.00%	89	1.79%	89	1.79%	-	0.00%
Fed funds sold & other	933	4.36%	933	4.36%	-	0.00%	213	1.46%	213	1.46%	-	0.00%
Total Interest Earning Assets	36,359	4.79%	35,207	4.64%	1,152	0.15%	25,847	4.00%	25,165	3.89%	682	0.11%

Interest Bearing Liabilities:
Savings deposits	$7,673	2.24%	$7,673	2.24%	$-	0.00%	$1,586	0.48%	$1,586	0.48%	$-	0.00%
Other time deposits	5,650	3.38%	5,500	3.29%	150	0.09%	580	0.55%	1,199	1.13%	(619)	-0.58%
Other borrowed money	2,741	4.11%	2,759	4.14%	(18)	-0.03%	398	2.63%	419	2.77%	(21)	-0.14%
Fed funds purchased and securities
sold under agreement to repurchase	349	4.09%	349	4.09%	-	0.00%	416	2.63%	416	2.63%	-	0.00%
Subordinated notes	284	3.28%	284	3.28%	-	0.00%	284	3.29%	284	3.29%	-	0.00%
Total Interest Bearing Liabilities	16,697	2.82%	16,565	2.80%	132	0.02%	3,264	0.68%	3,904	0.81%	(640)	-0.13%

Interest/Dividend income/yield	36,359	4.79%	35,207	4.64%	1,152	0.15%	25,847	4.00%	25,165	3.89%	682	0.11%
Interest Expense / yield	16,697	2.82%	16,565	2.80%	132	0.02%	3,264	0.68%	3,904	0.81%	(640)	-0.13%
Net Interest Spread	19,662	1.97%	18,642	1.84%	1,020	0.13%	22,583	3.32%	21,261	3.08%	1,322	0.24%
Net Interest Margin		2.59%		2.46%		0.13%		3.49%		3.29%		0.20%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES (continued)

(in thousands of dollars, except percentages)

	For the Nine Months Ended						For the Nine Months Ended
	September 30, 2023						September 30, 2022
	As Reported		Excluding Accretion/Amortization		Difference		As Reported		Excluding Accretion/Amortization		Difference
	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield	$	Yield
Interest Earning Assets:
Loans	$94,851	5.12%	$92,364	4.99%	$2,487	0.13%	$66,962	4.47%	$65,504	4.38%	$1,458	0.09%
Taxable investment securities	4,544	1.53%	4,544	1.53%	-	0.00%	4,065	1.28%	4,065	1.28%	-	0.00%
Tax-exempt investment securities	277	1.88%	277	1.88%	-	0.00%	229	1.77%	229	1.77%	-	0.00%
Fed funds sold & other	1,866	3.67%	1,866	3.67%	-	0.00%	401	0.52%	401	0.52%	-	0.00%
Total Interest Earning Assets	101,538	4.57%	99,051	4.47%	2,487	0.10%	71,657	3.76%	70,199	3.68%	1,458	0.08%

Interest Bearing Liabilities:
Savings deposits	$18,854	1.83%	$18,854	1.83%	$-	0.00%	$2,951	0.30%	$2,951	0.30%	$-	0.00%
Other time deposits	13,054	2.81%	13,458	2.89%	(404)	-0.08%	1,954	0.59%	3,812	1.16%	(1,858)	-0.57%
Other borrowed money	6,134	3.99%	6,187	4.03%	(53)	-0.04%	951	2.34%	1,014	2.50%	(63)	-0.16%
Fed funds purchased and securities
sold under agreement to repurchase	1,181	4.18%	1,181	4.18%	-	0.00%	734	2.30%	734	2.30%	-	0.00%
Subordinated notes	853	3.28%	853	3.28%	-	0.00%	837	3.23%	837	3.23%	-	0.00%
Total Interest Bearing Liabilities	40,076	2.35%	40,533	2.38%	(457)	-0.03%	7,427	0.53%	9,348	0.66%	(1,921)	-0.13%

Interest/Dividend income/yield	101,538	4.57%	99,051	4.47%	2,487	0.10%	71,657	3.76%	70,199	3.68%	1,458	0.08%
Interest Expense / yield	40,076	2.35%	40,533	2.38%	(457)	-0.03%	7,427	0.53%	9,348	0.66%	(1,921)	-0.13%
Net Interest Spread	61,462	2.22%	58,518	2.09%	2,944	0.13%	64,230	3.23%	60,851	3.02%	3,379	0.21%
Net Interest Margin		2.77%		2.64%		0.13%		3.37%		3.19%		0.18%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF NET INCOME

	(in thousands of dollars)		(in thousands of dollars)
Non-GAAP Reconciliation of Net Income	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
	(Unaudited)		(Unaudited)
Net income as reported	$4,777	$8,954	$17,244	$25,327
Acquisition expenses	-	319	184	530
Tax effect on acquisition expenses	-	25	(37)	(67)
Net income excluding acquisition expenses and tax effect	$4,777	$9,298	17,391	25,790

Weighted average common shares outstanding including participating securities	13,650,823	13,083,145	13,633,101	13,071,859

Basic and diluted earnings per share	$0.35	$0.71	$1.28	$1.97

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION OF TANGIBLE BOOK VALUE

	Actual End of Period		Regulatory End of Period
Non-GAAP Reconciliation of Tangible Book Value	Year to Date		Year to Date
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Shares Outstanding	13,665,582	13,107,500	13,665,582	13,107,500

Tangible Equity
Equity	$303,184	$280,578	$303,184	$280,578
Goodwill	86,358	80,434	86,358	80,434
Other Intangible	7,992	3,744	7,992	3,744
Comprehensive Loss Adjustment*	-	-	39,489	37,737
CECL Adjustment**	-	-	2,528	-
Tangible Equity	$208,834	$196,400	$250,851	$234,137
Shares Outstanding	13,666	13,108	13,666	13,108
Tangible Book Equity per Share	$15.28	$14.98	$18.36	$17.86

	Actual Average		Regulatory Average
	Year to Date		Year to Date
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022

Net Income	$17,244	$25,327	$17,244	$25,327
Acquisition Costs - Tax Adjusted	147	463	147	463

Average Shares Outstanding	13,633,101	13,071,859	13,633,101	13,071,859

Average Tangible Equity
Average Equity	$305,606	$288,014	$305,606	$288,014
Average Goodwill	86,358	80,434	86,358	80,434
Average Other Intangible	8,717	4,119	8,717	4,119
Average Comprehensive Loss Adjustment*	-	-	35,497	21,181
Average CECL Adjustment**	-	-	2,528
Average Tangible Equity	$210,531	$203,461	$248,556	$224,642
Average Shares Outstanding	13,633	13,072	13,633	13,072
Average Tangible Book Equity per Share	$15.44	$15.56	$18.23	$17.19

Return on Average Tangible Equity	10.92%	16.60%	9.25%	15.03%
Return on Average Tangible Equity w/o Acquisition	11.01%	16.90%	9.33%	15.31%

*The Bank has adopted the Accumulated Other Comprehensive Income (AOCI) opt out election which removed AOCI from the calculation of tangible equity for regulatory purposes.

**ASU 2016-13 adopted during the first quarter of 2023; therefore, prior period's provision amount reflects the incurred loss method and the Bank has elected to spread the capital adjustment over three years. The first year permits 75% of the capital adjustment to be removed from the calculation of tangible equity for regulatory purposes.